EXHIBIT 21.1

HOLLY CORPORATION

SUBSIDIARIES OF REGISTRANT

State of
Incorporation
Name of Entity	or Organization
Black Eagle, Inc.	Delaware
Hollycorp Aviation, L.L.C.	Delaware
Holly Refining & Marketing Company	Delaware
Holly Logistic Services, L.L.C.	Delaware
Holly Petroleum, Inc.	Delaware
Holly Refining Communications, Inc.	Delaware
Holly Utah Holdings, Inc.	Delaware
Lea Refining Company	Delaware
Lorefco, Inc.	Delaware
Montana Refining Company, a Partnership (1)	Montana
Montana Retail Corporation	Delaware
Navajo Crude Oil Purchasing, Inc.	New Mexico
Navajo Holdings, Inc.	New Mexico
Navajo Northern, Inc.	Nevada
Navajo Pipeline Co., L.P. (2)	Delaware
Navajo Pipeline GP, L.L.C.	Delaware
Navajo Pipeline LP, L.L.C.	Delaware
Navajo Refining Company, L.P. (3)	Delaware
Navajo Refining GP, L.L.C.	Delaware
Navajo Refining LP, L.L.C.	Delaware
Navajo Southern, Inc.	Delaware
Navajo Western Asphalt Company	New Mexico
Rio Grande Pipeline Company	Texas
Woods Cross Refining Company, L.L.C. (4)	Delaware

(1)	Montana Refining Company, a Partnership also does business as Montana Refining Company.

(2)	Navajo Pipeline Co., L.P. also does business as Navajo Pipeline Co.

(3)	Navajo Refining Company, L.P. also does business as Navajo Refining Company.

(4)	Woods Cross Refining Company, L.L.C. does business as Holly Refining & Marketing Company.